                                COUNTRY INVESTORS LIFE ASSURANCE COMPANY
                                1701 Towanda Avenue, P.O. Box 2000
                                Bloomington, IL  61702-2000
                                Phone (309) 821-3000


                            FLEXIBLE PREMIUM DEFERRED
                            VARIABLE ANNUITY

CONTRACT NUMBER

      ANNUITANT

  CONTRACT DATE


                    This contract is issued in consideration of the application and payment of the Initial Premium. Additional premiums may be paid as provided in the Premium Section.

                    The Retirement Life Income is payable monthly unless less frequent payments are elected by the Owner. A Death Benefit is payable as defined in Section III.

                    These payments and any other contractual benefits are subject to the terms of this contract which are contained on this and the following pages.

                    For service or information on this contract, contact Our agent, agency office or Our Variable Product Service Center, [PO Box 9239, Des Moines, Iowa 50306-9239, phone 888-349-4658, fax 515-226-6870].

                    NOTICE OF RIGHT TO EXAMINE CONTRACT
                    YOU MAY, WITHIN 30 DAYS AFTER RECEIPT OF THIS CONTRACT, RETURN IT TO OUR VARIABLE PRODUCT SERVICE CENTER OR TO THE AGENT WHO SOLD THIS CONTRACT. WITHIN 7 DAYS OF OUR RECEIPT OF THE CONTRACT TOGETHER WITH YOUR WRITTEN REQUEST FOR CANCELLATION, THE CONTRACT SHALL BE VOID FROM THE EFFECTIVE DATE WITH YOU AND THE COMPANY BEING IN THE SAME POSITION AS IF NO CONTRACT HAD BEEN EXECUTED, AND WE WILL REFUND AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID OR THE SUM
                    OF:

                        1. THE ACCUMULATED VALUE OF THE CONTRACT ON THE DATE THE CONTRACT IS RECEIVED AT OUR VARIABLE PRODUCT SERVICE CENTER;

                        2.    ANY ADMINISTRATIVE CHARGES WHICH WERE DEDUCTED;
                              AND

                        3. AMOUNTS APPROXIMATING DAILY CHARGES AGAINST THE VARIABLE ACCOUNT.

                    Signed for COUNTRY Investors Life Assurance Company at its Home Office in Bloomington, Illinois.

                    /s/ Paul M. Harmon             /s/ Ronald R. Warfield
                    Secretary                      President

                    Retirement Life Income at Annuitization.
                    Premiums payable to Annuitization.
                    Contract is non-participating.

                    THE ACCUMULATED VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN
                    SECTION V.

                             CONTRACT SPECIFICATIONS

Contract Number                                [12345]

Annuitant                                      [JOHN DOE]

Contract Date                                  [05-01-2002]

Initial Premium                                [$70,000.00]

Owner(s)                                       [JOHN DOE]

Beneficiary                                    As stated in the
                                               application unless
                                               changed by
                                               endorsement.

On Declared Interest Option:
     Guaranteed Minimum Rate                   3.0%

Death Benefit                                  As stated in Section III

[Incremental Death Benefit Factor              40%]

Table of Surrender Charges:

[CONTRACT YEAR
OF WITHDRAWAL                       SURRENDER CHARGE PERCENTAGE (AS A PERCENT OF
                                    ACCOUNT VALUE WITHDRAWN)
(                 1                           7%        )
(                 2                           7%        )
(                 3                           7%        )
(                 4                           6%        )
(                 5                           5%        )
(                 6                           4%        )
(                 7                           2%        )
(        Thereafter                           0%]       )



Form number CI-VFPDA-04             Page 1

                             CONTRACT SPECIFICATIONS

                               SCHEDULE OF CHARGES

Annual Administrative Charge:                                 [$45.00 per year]

Transfer Charge:                                              [$10.00 per transfer. This charge is guaranteed to
                                                              never exceed $25.00.]

Mortality and Expense Risk Charge:                            [0.0032682% of the Variable Account Value per day
                                                              (equivalent to 1.20% per year).]

[Incremental Death Benefit Rider Charge                       0.20% of Account Value]

Surrender Charge Period                                       [7 Contract Years]


                         SCHEDULE OF INVESTMENT OPTIONS

General Account:      The general assets of COUNTRY Investors Life Assurance
                      Company

Separate Account:     [COUNTRY Investors Variable Annuity Account]

[Subaccounts:         Subaccounts at issue are listed in the application]

                                SCHEDULE OF FORMS

FORM NO.                  DESCRIPTION
---------------------     ------------------------------------------------
[CI-VPDA-04               Flexible Premium Deferred Variable Annuity]
[CI-IDB-04                Incremental Death Benefit Rider]


                             Form Number CI-VPDA-04
                              Policy Number [12345]
                                       1A

                                CONTRACT CONTENTS
                                                                        PAGE NO.
Introduction to Contract                                                 Cover
Contract Specifications                                                     1
SECTION I - DEFINITIONS
   Age                                                                      2
   Annuitization                                                            2
   Business Day                                                             2
   Contract Anniversary                                                     2
   Contract Date                                                            2
   Contract Year                                                            2
   Declared Interest Option                                                 2
   Due Proof of Death                                                       2
   Fund                                                                     2
   General Account                                                          2
   Retirement Life Income                                                   2
   SEC                                                                      2
   Subaccount                                                               2
   Valuation Period                                                         2
   Variable Account                                                         2
   Variable Accumulated Value                                               2
   We, Us, Our, and Company                                                 2
   You and Your                                                             2
SECTION II - GENERAL PROVISIONS
   This is a Contract                                                       3
   Change or Waiver of Terms                                                3
   Misstatement of Age or Sex                                               3
   Premium                                                                  3
   Accumulated Value                                                        3
   Allocation of Premium                                                    3
   Termination                                                              4
   Assignment and Transfer                                                  4
   Owner, Annuitant, and Beneficiary                                        4
   Annual Report                                                            5
   Basis of Computation of Contract Payments                                5
SECTION III - PROCEEDS PAYABLE AT DEATH
   Death Benefit Prior to Annuitization                                     5
   Death of the Annuitant Prior to Annuitization                            5
   Death of Owner Prior to Annuitization                                    6
   Deceased Owner is also the Annuitant                                     6
   Owner is not an Individual                                               6
   Death on or after Annuitization                                          6
SECTION IV - NON-PARTICIPATION
SECTION V - VARIABLE ACCOUNT
   Variable Account                                                         7
   Subaccounts                                                              7
   Unit Value                                                               7
   Variable Accumulated Value                                               8
   Declared Interest Option Accumulated Value                               8
   Subaccount Units                                                         9
   Fund Investment Options                                                  9
   Transfers                                                                9
   Excessive Trading Limits                                                 10
SECTION VI - SURRENDER PROVISIONS
   Cash Surrender of Accumulated Value                                      10
   Cash Surrender Value                                                     11
   Partial Withdrawal of Accumulated Value                                  11
   Waiver of Surrender Charge for Confinement                               11
   Delay of Payment                                                         12
   Tax Charges                                                              13
SECTION VII - SETTLEMENT OPTIONS
SECTION VIII - FIXED SETTLEMENT OPTIONS
   Option 1 - Interest Payment Option                                       14
   Option 2 - Fixed Time Payment Option                                     14
   Option 3 - Lifetime Payment Option                                       14
   Option 4 - Fixed Amount Payment Option                                   16
   Option 5 - Joint Lifetime Payment Option                                 16
SECTION IX - VARIABLE SETTLEMENT OPTIONS
   Option A - Payment of Life Income                                        17
   Option B - Payment of Joint and Survivor Life Income                     17
   Assumed Interest Rate and Factor                                         18
   Annuity Unit                                                             18
   Fixed Interest Option                                                    18
   Allocation                                                               18
   Exchanges of Annuity Units                                               18
   Commuted Value                                                           18
   Amount of Variable Payments                                              19
   Annuity Unit Value                                                       19
   Net Investment Factor                                                    19
SECTION X - SPENDTRHIFT

A copy of the Application for this contract and any Riders and Endorsements follow page 20.

                                    SECTION I
                                   DEFINITIONS

            AGE Age, as used in this contract to determine rates and benefits, means Age on the Annuitant's last birthday.

  ANNUITIZATION     The date You elect to receive Retirement Life Income.

   BUSINESS DAY     Each day that the New York Stock Exchange is open for
                    trading. Assets are valued at the close of Business Day.

       CONTRACT     The same date in each year as the Contract Date.
    ANNIVERSARY

  CONTRACT DATE     The date We issue the contract.

  CONTRACT YEAR     The 12-month period that begins on the Contract Date or on a Contract Anniversary.

       DECLARED     An option in which the Accumulated Value accrues interest
INTEREST OPTION     at a rate declared by the Company. The declared rate will
                    never be less than the guaranteed minimum rate. The Declared
                    Interest Option is supported by the General Account.

   DUE PROOF OF     Proof of death satisfactory to us. Such proof may consist
          DEATH     of a certified copy of the death record, a certified copy of a court decree reciting a finding of death, or any other proof satisfactory to us.

           FUND An investment company registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company or unit investment trust in which the Account invests.

GENERAL ACCOUNT     All our assets other than those allocated to the Variable
                    Account or any other Separate Account. We have complete ownership and control of the assets of the General Account.

     INVESTMENT     A Fund or a separate investment portfolio of a Fund in which
         OPTION     a Subaccount invests.

RETIREMENT LIFE     Periodic annuity income benefits paid to You or someone
         INCOME     You elect to receive payments under the terms of this
                    contract.

            SEC     The U.S. Securities and Exchange Commission.

     SUBACCOUNT     A subdivision of the Variable Account, which invests its
                    assets exclusively in a corresponding Investment Option.

      VALUATION     The period between the close of business on a Business Day
         PERIOD     and the close of business on the next Business Day.

       VARIABLE     The Separate Account shown on the Contract Specification
        ACCOUNT     pages. It is registered with the SEC under the Investment
                    Company Act of 1940 as a unit investment trust.

       VARIABLE     The sum of the contract's Accumulated Value in each
    ACCUMULATED     Subaccount.
          VALUE

   WE, US, OUR,     COUNTRY Investors Life Assurance Company.
    AND COMPANY

    YOU OR YOUR     The Owner of this contract.

                    SECTION II
                GENERAL PROVISIONS

      THIS IS A     This is a legal contract between the Owner and the Company.
       CONTRACT     The entire contract includes the application and any
                    attached riders and endorsements.

      CHANGE OR     No change or waiver of any terms will be valid unless it is
WAIVER OF TERMS     in writing and signed by Our President, Vice President,
                    Secretary, Assistant Secretary, or Actuary.

MISSTATEMENT OF     Two questions in the application concern the Annuitant's
     AGE OR SEX     Age and sex. If either or both of the answers to these
                    questions are not correct, all benefits and amounts payable under this contract would be the benefits and amounts payable had the correct Age and sex been stated. Any overpayment We make because of misstatement of Age or sex, together with interest thereon at not less than the Guaranteed Minimum Rate shown on the Contract Specifications page, compounded annually, will be deducted from the current or next succeeding payment or payments under this contract.
                    Any underpayments made will be added to the next payment with interest at not less than the Guaranteed Minimum Rate shown on the Contract Specifications page.

                    In the case of lump sum settlement, We will adjust the lump sum to reflect the correct Age or sex at a rate not less than the Guaranteed Minimum Rate shown on the Contract Specifications page compounded annually.

                    We reserve the right to require proof of Age and sex of the Annuitant before making or continuing annuity payments under this contract.

        PREMIUM Premiums may be paid during the lifetime of the Annuitant, and prior to Annuitization. Each premium after the first is payable at Our Variable Product Service Center. Additional premium payments may be made at any time during the continuance of this contract. We reserve the right to limit the number/amount of additional premium payments. They may be discontinued at any time.

    ACCUMULATED     The Accumulated Value of this contract will be the sum of:
          VALUE

                    1.   the Variable Accumulated Value; plus
                    2.   the Declared Interest Option Accumulated Value.

  ALLOCATION OF     The Owner will determine the percentage of premium that will
        PREMIUM     be allocated to each Subaccount of the Variable Account and to the Declared Interest Option. The Owner may choose to allocate all the premium, a percentage or nothing to a particular Subaccount or to the Declared Interest Option.
                    Any allocation must be for at least 10% of the individual premium payment. A fractional percent may not be chosen.
                    Total allocations must equal 100% of the premium payment.

                    On the Contract Date, premiums will be initially allocated to the money market Subaccount. On the 11th day following the Contract Date, We will transfer part or all of the Accumulated Value in the money market Subaccount to the Subaccounts or the Declared Interest Option in accordance with the premium allocation percentages shown in the application. Subsequent premiums will be allocated in accordance with the premium allocation percentages shown in the application or the most recent written instructions of the Owner.

                    The Owner may change the allocation for future premiums at any time, subject to the following rules:

                    1.   the contract must be in force;
                    2.   there must be an Accumulated Value;

                    3. the change must be in writing on a form acceptable to Us;
                    4.   the form must be signed by the Owner; and
                    5. the change will take effect no later than the Business Day following the date We receive the signed form at Our Variable Product Service Center.

                    A change of allocation of future premiums does not affect current Accumulated Values.

TERMINATION

                    This contract ends when any of the following events occurs:

                    1.   the Owner requests that the contract be cancelled;
                    2.   the Annuitant dies;
                    3.   the contract is surrendered; or
                    4.   all of the value is applied to a fixed payment option.

                    We also reserve the right to terminate the contract if the Accumulated Value is $0 on any Contract Anniversary.

 ASSIGNMENT AND     If this contract is part of a Qualified Plan as defined
       TRANSFER     under the Internal Revenue Code, it may not be sold,
                    assigned, transferred, discounted, or pledged as collateral for a loan or as security for the performance of any obligation, or for any other purpose to any person. However, if this contract is owned by a trust or a custodian or an employer as part of a Qualified Plan, the trustee, custodian or employer may assign ownership of this contract to the Annuitant. The transfer, assignment or exercise of any ownership rights under this contract shall be made by written notice and shall be effective only if received by the Company at its Variable Product Service Center. When received, such transfer, assignment or exercise of ownership rights shall take effect as of the date such notice was exercised.

                    In no event shall the Company be prejudiced by any payment made or action taken inconsistent with this transfer, assignment, or exercise before receipt of such notice. The Company assumes no responsibility for the validity of any assignment. The rights of the Owner or any Beneficiary shall be subject to the rights of any Assignee on record at the Variable Product Service Center of the Company.

         OWNER,     The Owner is the person who owns the contract as shown on
  ANNUITANT AND     Our records. The Annuitant is the person on whose life
    BENEFICIARY     Retirement Life Income payments are based. The Annuitant may be the Owner or someone else may be the Owner.

                    Unless the contract is endorsed to provide otherwise, if the Issue Age of the Annuitant is less than the age to contract or age of majority, whichever is less, as prescribed by the laws of the state in which this contract is issued, ownership shall vest in the Annuitant on the Contract Anniversary that is on or follows the Annuitant's 18th birthday. If the Owner and all contingent owners die prior to that anniversary, the Owner's estate shall then become the Owner.

                    A Beneficiary is any person named on Our records to receive death proceeds after the Annuitant dies. There may be different classes of Beneficiaries such as primary and secondary. These classes establish the order of payment. Secondary Beneficiaries will not receive benefits if any Primary Beneficiary is alive. There may be more than one Beneficiary in a class. If no Beneficiary survives the Annuitant, the Owner will be the Beneficiary, and if the Owner is the Annuitant, the Annuitant's estate will be the Beneficiary.

                    The Owner may change ownership or change any Beneficiary while the Annuitant is living. To make a change, a written request, satisfactory to Us, must be received at Our Variable Product Service Center. The change will take effect as of the date the request is signed, even if the Annuitant dies before We receive it. Each change will be subject to any payment We made or other action We took before receiving the request.

  ANNUAL REPORT     At least once each year We will send a report, without
                    charge, to the Owner which shows:

                    1. all premiums paid and charges made since the last report;

                    2. the current Accumulated Value including the value in each Subaccount and the Declared Interest Option; and
                    3.   any partial withdrawals since the last report.

                    An illustrative report will be sent to the Owner upon request. A fee, not to exceed $25, may be charged for this report.

       BASIS OF     The minimum payments under the Settlement Options are based
 COMPUTATION OF     on mortality rates from the Annuity 2000 Mortality Table.
       CONTRACT     For Fixed Settlement Options, the interest used is at an
       PAYMENTS     annual rate of 3%.

                                      SECTION III
                              PROCEEDS PAYABLE AT DEATH

                    Notwithstanding any other provision of this contract, the contract will be interpreted and administered in accordance with Section 72 of the Internal Revenue Code.

  DEATH BENEFIT     We will pay the Death Benefit when we receive due proof of
       PRIOR TO     the Annuitant's death. The Death Benefit is equal to the
  ANNUITIZATION     greater of:

                    1. the sum of all premium payments less the sum of all partial withdrawals, as of the date Due Proof of Death is received, or
                    2. the Accumulated Value as of the date Due Proof of Death is received;

                    For purposes of this section, a partial withdrawal is equal to "1" times "2" divided by "3" where:

                    1.   is the Death Benefit immediately prior to withdrawal;
                    2.   is the amount of the partial withdrawal; and
                    3. is the Accumulated Value immediately prior to withdrawal.

                    Prior to Annuitization, if You have not selected a payment option by the date of death, the Beneficiary may make such election within 60 days of the date We receive due proof of the Annuitant's death. The Beneficiary may elect to receive the Death Benefit as a lump sum payment or apply it to one of the options set forth in the DEATH OF THE ANNUITANT PRIOR TO ANNUITIZATION provision described below.

   DEATH OF THE     When we receive due proof that the Annuitant died before
ANNUITANT PRIOR     Annuitization, we will provide the Death Benefit to the
             TO     Beneficiary as described below.
  ANNUITIZATION

                    1. If the Beneficiary is the deceased Annuitant's surviving spouse, the Beneficiary may elect to continue this contract as Owner and Annuitant rather than receiving the Death Benefit. If the contract is continued, all current applicable surrender charges will be waived. If this Beneficiary elects to have the death proceeds paid, the death proceeds must be distributed:

                            a. by the end of 5 years after the date of the deceased Annuitant's death, or

                            b. payments must begin no later than one year after the deceased Annuitant's death and must be made for a period certain or for this Beneficiary's lifetime, so long as any period certain does not exceed this Beneficiary's life expectancy.

                    2. If the Beneficiary is not the deceased Annuitant's surviving spouse, the death proceeds must be distributed as provided in 1a. or 1b. above.

                    3. Death proceeds which are not paid to or for the benefit of a natural person must be distributed by the end of 5 years after the date of the deceased

                         Annuitant's death.

       DEATH OF     If any Owner dies prior to Annuitization and before the
 OWNER PRIOR TO     entire interest in the contract is distributed, the
  ANNUITIZATION     surviving joint Owner, if any, will become the new Owner.
                    If there is not a surviving joint Owner, the contingent
                    Owner will become the new Owner. If there is no surviving joint Owner or contingent Owner, the Owner's estate becomes the new Owner. The remaining portion of any interest in the contract must be distributed to the extent provided below:

                    1. If the new Owner is the deceased Owner's surviving spouse, the new Owner may elect to continue this contract rather than receive the Cash Surrender Value. If the contract is continued, all current applicable surrender charges will be waived. If the new Owner elects to receive the Cash Surrender Value, the Cash Surrender Value must be distributed:

                        a. by the end of 5 years after the date of the deceased Owner's death, or

                        b. payments must begin no later than one year after the deceased Owner's death and must be made for a period certain or for the new Owner's lifetime, so long as any period certain does not exceed the new Owner's life expectancy.

                    2. If the new Owner is not the deceased Owner's surviving spouse, the Cash Surrender Value must be distributed as provided in 1.a. or 1.b. above.

                    If there is more than one Owner, these distribution requirements are applied at the death of the first Owner.

 DECEASED OWNER     If the deceased Owner is also the Annuitant, the DEATH OF
    IS ALSO THE     THE ANNUITANT PRIOR TO ANNUITIZATION provision described
      ANNUITANT     above will apply.

OWNER IS NOT AN     If a corporation or other non-individual owns this contract,
     INDIVIDUAL     the Annuitant will be treated as this contract's Owner for the purpose of administering the DEATH OF THE OWNER PRIOR TO
                    ANNUITIZATION provision above.

    DEATH ON OR     The death proceeds on or after Annuitization depend on the
          AFTER     settlement option elected. If death of any Owner or the
  ANNUITIZATION     Annuitant occurs on or after  Annuitization, but before the entire interest under the contract is distributed, the remaining portion of such interest in the contract will be distributed at least as rapidly as under the method of distribution being used as of the date of death.

                                     SECTION IV
                                  NON-PARTICIPATION

                    This contract is non-participating, its Premiums include no charge or consideration for participation in surplus.

                                      SECTION V
                                  VARIABLE ACCOUNT

       VARIABLE     We own the assets of the Variable Account. We will value the
        ACCOUNT     assets of the Variable Account each  Business  Day. The
                    assets of such account will be kept separate from the assets of Our General Account and any of Our other Separate
                    Accounts. Income and realized and unrealized gains or losses from assets in the Variable Account will be credited to or charged against such account without regard to Our other income, gains or losses.

                    That portion of the assets of the Variable Account which equals the reserves and other contract liabilities of the contracts which are supported by the Variable Account will not be charged with liabilities arising from any other business We conduct. We have the right to transfer to Our General Account any assets of the Variable Account which are in excess of such reserves and other contract liabilities.

                    The Variable Account is registered with the SEC and thereby subject to SEC rules and regulations. It is also subject to the laws of the State of Illinois that regulate the operations of insurance companies incorporated in Illinois.

                    We also reserve the right to transfer assets of the Variable Account, which We determine to be associated with the class of contracts to which this contract belongs, to another Separate Account. If this type of transfer is made, the term "Variable Account," as used in this contract, shall then mean the Separate Account to which those assets were transferred.

                    When permitted by law, We also reserve the right to:

                    1. deregister the Variable Account under the Investment Company Act of 1940;
                    2. manage the Variable Account under the direction of a committee;
                    3. restrict or eliminate any voting rights of Owners, or other persons who have voting rights as to Variable Account assets; and
                    4.   combine the Variable Account with other Separate
                         Accounts.

    SUBACCOUNTS     The Variable Account is divided into Subaccounts. Subject to obtaining any approvals or consents required by applicable law, We reserve the right to eliminate or combine any Subaccounts and the right to transfer the assets of one or more Subaccounts to any other Subaccount. We also reserve the right to add new Subaccounts and make such Subaccounts available to any class or series of contracts as We deem appropriate. Each new Subaccount would invest in a new
                    Investment Option of the Fund, or in shares of another investment company.

     UNIT VALUE     The Unit Value for a Subaccount on any Business Day is
                    determined by dividing each Subaccount's net asset value by the number of units outstanding at the time of calculation.
                    The Unit Value for each Subaccount was set initially at $10.00 when the Subaccounts first purchased fund shares. The
                    Unit Value for each subsequent Valuation Period is calculated by dividing (1) by (2), where:

                    (1) is:

                        a. the value of the net assets of the Subaccount at the end of the preceding Valuation Period; plus
                        b. the investment income and capital gains, realized or unrealized, credited to the net assets of that Subaccount during the Valuation Period for which the Unit Value is being determined; minus
                        c. the capital losses, realized or unrealized, charged against those net assets during the Valuation Period; minus
                        d. any amount charged against the Subaccount for taxes, or any amount set aside during the Valuation Period by the company as a provision for taxes attributable to the operation or maintenance of that Subaccount; minus
                        e. the mortality and expense risk shown on the Contract Specifications Page; this charge may go up or down but will never exceed 0.0038091% of the net daily assets in that Subaccount for each day in the Valuation Period; the maximum charge corresponds to a charge of 1.40% per year of the average daily net assets of the Subaccount for mortality and expense risks.

                    (2) is the number of units outstanding at the end of the preceding Valuation Period.

                    We will value the net assets in each Subaccount at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

       VARIABLE     The initial Variable Accumulated Value is the total amount
    ACCUMULATED     of premium, if any, allocated to the money market subaccount
          VALUE     valued no later than the Business Day following the day We receive a completed application and the minimum initial premium. After such date, the contract's Variable
                    Accumulated Value is equal to the sum of the contract's
                    Accumulated Value in each Subaccount. The value in a Subaccount is equal to (1) multiplied by (2) where:

                    (1)  is the current number of Subaccount Units; and
                    (2)  is the current Unit Value.

                    The Variable Accumulated Value will vary from Business Day to Business Day reflecting changes in (1) and (2) above.

       DECLARED     The Declared Interest Option Accumulated Value as of the
INTEREST OPTION     11th day following the Contract Date is the Accumulated
    ACCUMULATED     Value allocated to the Declared Interest Option as of that
          VALUE     date. Thereafter, the Declared Interest Option Accumulated
                    Value changes every Valuation Period. The Declared Interest
                    Option Accumulated Value increases when:

                    1.   premiums are allocated to the Declared Interest Option;
                         or
                    2. transfers from the other Subaccounts are credited to the Declared Interest Option; or
                    3.   any interest is credited to the Declared Interest
                         Option.

                    The Declared Interest Option Accumulated Value decreases when:

                    1. the Owner makes a partial withdrawal from the Declared Interest Option; or
                    2. transfers are made from the Declared Interest Option to other Subaccounts; or
                    3. the Annual Administrative Charge shown on the Contract Specifications Page is deducted (the Annual Administrative Charge will be prorated among the Subaccounts and the Declared Interest Option).

                    For the purposes of the above calculation, interest accrues on the Accumulated Value in the Declared Interest Option on a daily basis. However, We credit interest on the Accumulated Value no less frequently than at the end of each Contract Year. In any Contract Year, We will not credit interest that accrues on amounts deducted for contract charges, surrenders, withdrawals, or transfers from the Declared Interest Option during the Contract Year.

     SUBACCOUNT     When transactions are made which affect the Variable
          UNITS     Accumulated Value, dollar amounts are converted to
                    Subaccount Units. The number of Subaccount Units for a transaction is determined by dividing the dollar amount of the transaction by the current Unit Value. The number of units for a Subaccount increases when:

                    1.   premiums are allocated to that Subaccount; or
                    2. transfers from the Declared Interest Option or other Subaccounts are credited to that Subaccount.

                    The number of units for a Subaccount decreases when:

                    1. the Owner makes a surrender or partial withdrawal from that Subaccount;
                    2. transfers are made from that Subaccount to the Declared Interest Option or other Subaccounts; or
                    3. the Annual Administrative Charge shown on the Contract Specifications Page is deducted (the Annual Administrative Charge will be prorated among the Subaccounts and the Declared Interest Option).

           FUND     The Funds have one or more Investment Options available
     INVESTMENT     under the contract, each of which corresponds to one of the
        OPTIONS     Subaccounts of the Variable Account. The Investment Options
                    are listed on the Contract Specifications Page. Premiums allocated to a Subaccount will automatically be invested in the fund investment option associated with that Subaccount.
                    The Owner will share only in the income, gains or losses of the Investment Option(s) where shares are held.

                    We have the right, subject to compliance with any applicable laws, to:

                    1.   add;
                    2.   delete; or

                    3.   substitute;

                    Investment Options that the Variable Account may invest in.

                    In the event of any substitution or change, We may, by appropriate endorsement, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change.

      TRANSFERS     The Owner may transfer all or part of the Accumulated Value among the Subaccounts of the Variable Account and between the Subaccounts and the Declared Interest Option, subject to the following rules:

                    1. the transfer request must be in writing on a form acceptable to Us;

                    2.   the form must be signed by the Owner;

                    3. the transfer will take effect as of the end of the Valuation Period during which We receive the signed form in good order at Our Variable Product Service Center;

                    4. the Owner may transfer amounts among the Subaccounts of the Variable Account an unlimited number of times in a Contract Year;

                    5. the Owner may transfer amounts from the Declared Interest Option to the Variable Account no more than four times in a contract year; amounts transferred from the Declared Interest Option are considered transferred on a last-in-first-out basis;

                    6. the first 12 transfers in each Contract Year will be made without a Transfer Charge; thereafter, each time amounts are transferred a Transfer Charge may be imposed. We treat all transfer requests on a Business Day as one transfer request for purposes of determining whether to assess the Transfer Charge. The Transfer Charge, not to exceed $25, is shown on the Contract Specifications Page;

                    7. the Accumulated Value on the date of the transfer will not be affected by the transfer except to the extent of the Transfer Charge that will be deducted on a pro rata basis from the Declared Interest Option and/or the Subaccounts to which the transfer is made;

                    8.   the Owner must transfer at least:

                          a.  a total of $100; or
                          b. the total Accumulated Value in a Subaccount or the total Accumulated Value in the Declared Interest Option, if the total amount transferred is less than $100.

                    9. no more than 25% of the Accumulated Value in the Declared Interest Option may be transferred at any one time unless the balance in the Declared Interest Option after the transfer would be less than $1,000; if the balance in the Declared Interest Option would fall below $1,000, the entire Accumulated Value in the Declared Interest Option may be transferred.

      EXCESSIVE     We reserve the right to limit transfers in any Contract
 TRADING LIMITS     Year, or to refuse any transfer request for an Owner if:

                    1. We believe, in Our sole discretion, that excessive trading by the Owner, or a specific transfer request, or group of transfer requests, may have a detrimental effect on:

                           a.   other Owners;
                           b.   the accumulation unit values of any Subaccount;
                           c.   the share prices of any Investment Option; or
                           d. Our ability to effectively manage the assets of the Declared Interest Option;

                    2. We are informed by one or more Funds that they intend to restrict the purchase of portfolio shares:

                           a.   because of excessive trading; or
                           b. because they believe that a specific transfer, or group of transfers, would have a detrimental effect on the price of portfolio shares.

                    We may apply the restrictions in any manner reasonably designed to prevent transfers that We consider disadvantageous to other Owners.

                                     SECTION VI
                                SURRENDER PROVISIONS

 CASH SURRENDER     At any time prior to Annuitization and before the death of
 OF ACCUMULATED     the Annuitant, You may elect to surrender the contract for
          VALUE     the total Cash Surrender Value described below.

                    All of the values are the same or more than the minimums set by the laws of the state where this contract is delivered.

 CASH SURRENDER     The total Cash Surrender Value is equal to Your Accumulated
          VALUE     Value reduced by the Surrender Charge. The Surrender Charge is a percentage of Accumulated Value and depends on the Contract Year in which the surrender is requested. The
                    Surrender Charge is shown in the Table of Surrender Charges on the Contract Specification Page.

                    If the Cash Surrender Value is applied under Fixed Settlement Options 3 or 5 or determined at the time of the Annuitant's death prior to Annuitization, then the Surrender Charge shall be waived. If a Cash Surrender Value is applied under any Variable Settlement Option, We will waive the Surrender Charge. Surrender Charges will also be waived for any amount that is required to satisfy the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code.

                    If the Cash Surrender Value is applied under Fixed Settlement Options 2 or 4, We will add the number of years in the term of the settlement option to the actual Contract Year of this contract to determine the Surrender Charge.

                    If the Cash Surrender Value is applied under Fixed Settlement Option 1, the Surrender Charge at the date of settlement shall be waived. If proceeds left under Fixed Settlement Option 1 are subsequently withdrawn, We will apply a Surrender Charge determined by years elapsed from the Contract Date to the date such proceeds are withdrawn.

        PARTIAL     Partial withdrawals of Accumulated  Value will be permitted.
  WITHDRAWAL OF     In the event of a partial withdrawal, the Accumulated Value
    ACCUMULATED     will be reduced by the amount of any partial withdrawal and
          VALUE     any Surrender Charge applying to such withdrawal. The Owner may tell Us how to allocate a partial withdrawal among the Subaccounts and the Declared Interest Option. If the Owner does not so instruct, We will prorate the partial withdrawal among the Subaccounts and the Declared

                    Interest Option in proportion to the Accumulated Value in each of the Subaccounts and the Accumulated Value in the Declared Interest Option on the date We receive the request. Amounts withdrawn from the Declared Interest Option are considered withdrawn on the last-in-first-out basis.

                    The amount of any partial withdrawal must be at least $500. If the Cash Surrender Value after a partial withdrawal is less than $2,000, We have the right to pay the remaining Cash Surrender Value to the Owner as a full surrender.

                    After the first Contract Year, You may withdraw an amount not greater than 10% of the Accumulated Value as of the end of the previous Contract Year and the Surrender Charge will be waived. Any amount withdrawn in excess of 10% will be reduced by the Surrender Charge, and the Accumulated Value will be further reduced by this result.

                    With each such withdrawal, Your written request is required.

      WAIVER OF     We will waive any Surrender Charge for a surrender or
      SURRENDER     partial withdrawal if You have been confined in an Extended
     CHARGE FOR     Care Facility for at least 30 consecutive days, provided the
    CONFINEMENT     following.

                    CONFINEMENT IN AN EXTENDED CARE FACILITY:

                    1.   began after the effective date of this contract;
                    2. must be medically necessary and prescribed by a Physician; and
                    3. is based on physical conditions that prohibit daily living in a non-institutional environment.

                    If You make a partial withdrawal during confinement, We will continue to waive Surrender Charges thereafter on partial withdrawals or a surrender until 90 days after discharge. We must receive a written request for surrender and Proof of Confinement at Our Variable Product Service Center no later than 90 days after discharge.

                    DEFINITIONS:

                    Proof of Confinement is a written statement from the Physician or Extended Care Facility that includes the dates of confinement.

                    A Physician is a licensed medical doctor (M.D.) or licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include the Owner or Annuitant, or a spouse, child, parent, grandparent, grandchild, sibling, or in-law of the Owner or Annuitant.

                    Extended Care Facility means a Skilled Nursing Facility, Intermediate Care Facility, or Custodial Care Facility as defined below.

                    Custodial Care Facility means a facility that: (a) is licensed and operated as such in the state in which it is located, (b) provides nursing service 24 hours a day under the supervision of a licensed Physician, registered graduate professional nurse or licensed practical nurse, and (c) cares for three or more persons for a charge.

                    Intermediate Care Facility means a facility that (a) is licensed and operated as such in the state in which it is located; (b) provides nursing service 24 hours a day under the supervision of a licensed Physician, registered graduate professional nurse or licensed practical nurse; and (c) maintains a daily medical record of each patient.

                    Skilled Nursing Facility means a facility that (a) is licensed and operated as such in the state in which it is located (b) provides nursing service 24 hours a day under the supervision of a licensed Physician, registered graduate professional nurse or licensed practical nurse; and (c) maintains a daily medical record of each patient.

       DELAY OF     Proceeds from full surrenders and partial withdrawals will
        PAYMENT     usually be mailed to the Owner within 7 days after the
                    Owner's signed request is received in Our Variable Product
                    Service Center. We will usually mail any death claim proceeds within 7 days after We receive Due Proof of Death.
                    We have the right to delay such payment whenever:

                    1. the New York Stock Exchange is closed other than on customary weekends and any holiday closing;
                    2. trading on the New York Stock Exchange is restricted as determined by the SEC;
                    3. the SEC, by order, permits postponement for the protection of contract owners; or
                    4. as a result of an emergency, as determined by the SEC, it is not reasonably possible to dispose of securities or to determine the value of the net assets of the Variable Account.

                    We have the right to defer payment that is derived from any amount paid to Us by check or draft until We are satisfied the check or draft has been paid by the bank on which it is drawn.

                    We also have the right to delay payment from the Declared Interest Option for up to 6 months from the date We receive the Owner's request for full surrender, partial withdrawal or transfer.

    TAX CHARGES     The Company may deduct state and local government premium
                    tax from the  Accumulated Value, if such taxes are
                    applicable in your state. The Company may also make a charge against the Accumulated Value of this contract for any tax or economic burden on the Company resulting from the
                    application of federal, state or local tax laws that the
                    Company determines to be properly attributable to the
                    Separate Account or the contracts. The charge will be
                    applied by:

                    1. redeeming the number of Subaccount Units from the Separate Account equal to the pro rata share of the charge applicable to the Subaccounts; or
                    2. deducting from the Declared Interest Option Accumulated Value the pro rata portion of the charge applicable to the Declared Interest Option.

                                      SECTION VII
                                  SETTLEMENT OPTIONS

                    These are optional methods of settlement. They provide alternate ways in which payment can be made.

                    To elect any settlement option, We require that a written request, satisfactory to Us, be received at Our Variable Product Service Center. The Owner may elect an option during the Annuitant's lifetime. If the Death Benefit is payable in one sum when the Annuitant dies, the Beneficiary may elect an option with Our consent.

                    The effective date of a settlement option is the date the amount is applied under that option. For a Death Benefit, this is the date that Due Proof of Death is received at Our Variable Product Service Center. For the Cash Surrender Value, it is the effective date of surrender.

                    The first payment is due on the effective date, except the first payment under Fixed Settlement Option 1 is due one month later. A later date for the first payment may be requested in the payment option election. All payment dates will fall on the same day of the month as the first one. No payment will become due until a payment date. No partial payment will be made for any period shorter than the time between payment dates.

                    All or part of the Cash Surrender Value or Death Benefit may be applied under any payment option. If this contract is assigned, any amount due to the Assignee will be paid in one sum. The balance, if any, may be applied under any payment option.

                    If required by law to ignore the Annuitant's sex, the unisex settlement option factors will apply.

                    If the amount to be applied under any settlement option for any one person is less than $5,000, We may pay that amount in one sum instead. If the payments under any option come to less than $100 each, We have the right to make payments at less frequent intervals.

                    Our payment options are described below. Any other payment option agreed to by Us may be elected. The payment options are described in terms of monthly payments. Annual, semiannual, or quarterly payments may be requested instead. The amount of these payments will be determined in a way which is consistent with monthly payments and will be quoted on request.

                                     SECTION VIII
                               FIXED SETTLEMENT OPTIONS

          FIXED     The fixed settlement options are:
     SETTLEMENT
 OPTION CHOICES

                    OPTION 1. Interest Payment Option. We will hold any amount applied under this option. Interest on the unpaid balance will be paid each month at a rate determined by Us. This rate will not be less than the equivalent of 3% per year.

                    OPTION 2. Fixed Time Payment Option. Equal monthly payments will be made for any period selected, up to 30 years. The amount of each payment depends on the total amount applied, the period selected and the monthly payment rates We are using when the first payment is due. The rate of any payment will not be less than shown in the Option 2 Table.

                    ------------------------------------------------------------

                                      OPTION 2 TABLE
                     Minimum Monthly Payment Rates for each $1,000 Applied

                                MONTHLY                         MONTHLY
                     YEARS      PAYMENT          YEARS          PAYMENT
                    -------    --------          -----         --------
                       1         $84.47           16             $6.53
                       2          42.86           17              6.23
                       3          28.99           18              5.96
                       4          22.06           19              5.73
                       5          17.91           20              5.51

                       6          15.14           21              5.32
                       7          13.16           22              5.15


                                       14

                       8          11.68           23              4.99
                       9          10.53           24              4.84
                      10           9.61           25              4.71

                      11           8.86           26              4.59
                      12           8.24           27              4.47
                      13           7.71           28              4.37
                      14           7.26           29              4.27
                      15           6.87           30              4.18
                    ------------------------------------------------------------

                    For quarterly payment multiply by 2.990. For semiannual payment, multiply by 5.957. For annual payment, multiply by 11.829.

                    OPTION 3. Lifetime Payment Option. Equal monthly payments
                              are based on the life of a named person. Payments will continue for the lifetime of that person. The three variations are:

                              (A)   Straight Life. No specific number of
                                    payments is guaranteed. Payments stop when the named person dies.

                              (B) Life Income with Refund. Payments stop when they cumulatively equal the amount applied or when the named person dies, whichever is later.

                              (C) Life Income with Period Certain. (Payments guaranteed for 10, 15 or 20 years.) Payments stop at the end of the selected guaranteed period or when the named person dies, whichever is later.

                    The Option 3 Table shows the minimum monthly payment for each $1,000 applied. The actual payments will be based on the monthly payment rates We are using when the first payment is due. They will not be less than shown in the Table.

                    -----------------------------------------------------------
                                         OPTION 3 TABLE

                        Minimum Monthly Payment Rates for each $1,000 Applied

                                                      PAYMENTS GUARANTEED FOR
                                                      -----------------------
                               PAYMENTS
                               FOR LIFE    AMOUNT        10      15     20
                      AGE*       ONLY      APPLIED      YEARS  YEARS  YEARS
                     -----     --------    -------      -----  -----  -----
                                                 MALE

                       50        4.08       3.93        4.05    4.01   3.95
                       55        4.46       4.25        4.41    4.34   4.24
                       60        4.98       4.64        4.88    4.75   4.56
                       65        5.69       5.15        5.48    5.22   4.88
                       70        6.67       5.80        6.23    5.73   5.16
                    75 & Over    8.02       6.63        7.08    6.20   5.36

                                               FEMALE

                               PAYMENTS
                               FOR LIFE    AMOUNT        10      15     20
                      AGE*       ONLY      APPLIED      YEARS  YEARS  YEARS
                    ------     --------    -------      -----  -----  -----


                                       15


                       50        3.83       3.74        3.81    3.79   3.76
                       55        4.15       4.02        4.13    4.09   4.03
                       60        4.59       4.38        4.54    4.46   4.35
                       65        5.18       4.84        5.07    4.93   4.71
                       70        6.01       5.45        5.78    5.47   5.05
                    75 & Over    7.22       6.26        6.67    6.03   5.31

                                               UNISEX

                               PAYMENTS
                               FOR LIFE    AMOUNT        10      15     20
                      AGE*       ONLY      APPLIED      YEARS  YEARS  YEARS
                    ------     --------    -------      ------ -----  -----
                       50        3.95       3.83        3.93    3.90   3.85
                       55        4.30       4.13        4.27    4.21   4.13
                       60        4.78       4.50        4.70    4.60   4.45
                       65        5.42       4.98        5.27    5.07   4.79
                       70        6.32       5.61        5.99    5.60   5.11
                    75 & Over    7.59       6.43        6.86    6.11   5.33

                    *Age on birthday preceding the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 75 are the same as those for 75.

                    OPTION 4. Fixed Amount Payment Option. Each monthly payment will be for an agreed fixed amount not to be changed at any time after the initial amount is chosen. The amount of each payment may not be less than $10 for each $1,000 applied. Interest will be credited each month on the unpaid balance and added to it. This interest will be at a rate determined by Us, but not less than the equivalent of 3% per year. If interest is greater than 3%, the period for which payments are made increases. Payments continue until the amount We hold runs out. The last payment will be for the balance only.

                    OPTION 5. Joint Lifetime Payment Option. Equal monthly
                              payments are based on the lives of two named persons. While both are living, one payment will be made each month. When one dies, the same payment will continue for the lifetime of the other.

                              The Option 5 Table shows the minimum monthly payment for each $1,000 applied. The actual payments will be based on the monthly payment rates We are using when the first payment is due. They will not be less than shown in the Table.


                                           OPTION 5 TABLE

                    Minimum Monthly Payment Rates for each $1,000 Applied

                                           MALE PAYEE AGE*
                                ------------------------------------
                      FEMALE
                    PAYEE AGE*   50     55    60     65    70    75
                    ----------  ----   ---   ---    ---   ---   ----

                        50      3.53   3.61  3.68   3.73  3.76  3.79
                        55      3.65   3.77  3.88   3.97  4.04  4.08
                        60      3.76   3.94   4.1   4.25  4.36  4.45
                        65      3.86   4.08  4.32   4.55  4.74   4.9
                        70      3.93   4.21  4.51   4.84  5.16  5.43
                    75 & Over   3.98   4.3   4.68   5.11  5.57  6.02

                                        UNISEX PAYEE AGE*
                                ------------------------------------

                     UNISEX
                    PAYEE AGE*   50     55    60     65    70    75
                    ----------  ----   ---   ---    ---   ---   ----
                        50      3.53   3.63  3.72   3.79  3.85  3.89
                        55      3.63   3.78  3.92   4.03  4.12  4.19
                        60      3.72   3.92  4.11   4.29  4.44  4.56
                        65      3.79   4.03  4.29   4.55  4.80  5.00
                        70      3.85   4.12  4.44   4.80  5.16  5.50
                    75 & Over   3.89   4.19  4.56   5.00  5.50  6.02

                    *Age on birthday preceding the due date of the first payment. Monthly payment rates for ages not shown will be furnished on request. Monthly payment rates for ages over 75 are the same as those for 75.

                    Options for any amount payable to an association, corporation, partnership or fiduciary are available with Our consent. However, a corporation or partnership may apply any amount payable to it under Fixed Settlement Options 3 or 5 if the option payments are based on the life or lives of the Annuitant, the Annuitant's spouse, any child of the Annuitant, or any other person agreed to by Us.

                    If provided in the payment option election, the following rights will be available:

                       Under Fixed Settlement Options 1, 2, and 4, all or part of the unpaid balance may be withdrawn or applied under any other settlement option. The amount withdrawn or applied will be adjusted under the terms of the cancelled settlement agreement.

                    When computing the payments under Fixed Settlement Option 2, We include interest from the effective date of the option to the date of each payment. If future payments are withdrawn or paid early, We must deduct the amount of interest included for the period after withdrawal or early payment. The commuted value of future payments is the sum of those payments, less the interest from the date of withdrawal or early payment to the date of each future payment. The interest rate originally used in computing the option payments will be the rate used to determine the commuted value.

                    If the Cash Surrender Value is applied under any option, We may delay payment of any withdrawal for up to six months.

                                      SECTION IX
                              VARIABLE SETTLEMENT OPTIONS

       VARIABLE     The variable settlement options are:
     SETTLEMENT
 OPTION CHOICES

                    OPTION A. PAYMENT OF LIFE INCOME. Payments will continue for the lifetime of the payee, but for not less than the guaranteed period. The Owner or payee may choose one of the guaranteed periods shown in the Option A - Payment of Life Income table in this contract.

                             Variable Settlement Option A Initial Factors
                              Monthly Life Income with Guaranteed Period
                               Original Installment Per $1,000 Proceeds

                                   MALE            FEMALE           UNISEX

                    AGE OF      10      20       10      20       10       20
                     PAYEE    YEARS   YEARS     YEARS  YEARS     YEARS    YEARS
                    -------   -----   -----     -----  -----     -----    -----

                        35     $4.38   $4.35     $4.26   $4.25    $4.32    $4.30
                        40      4.55    4.50      4.39    4.37     4.47     4.43
                        45      4.76    4.67      4.56    4.52     4.66     4.60
                        50      5.02    4.89      4.79    4.71     4.90     4.80
                        55      5.37    5.13      5.08    4.95     5.22     5.04
                        60      5.82    5.40      5.47    5.22     5.64     5.31
                        65      6.40    5.67      5.98    5.53     6.19     5.60
                        70      7.11    5.89      6.66    5.80     6.88     5.84
                        75      7.89    6.02      7.50    5.99     7.69     6.01
                        80      8.65    6.09      8.40    6.08     8.51     6.08
                        85      9.24    6.11      9.14    6.11     9.18     6.11


                    Option B.   PAYMENT OF JOINT AND SURVIVOR LIFE INCOME.
                                Payments will continue as long as one or both of two payees are alive.

                                   Variable Settlement Option B
                           Joint and 100% to Survivor Monthly Life Income
                          Original Monthly Installment Per $1,000 Proceeds

                      MALE                    FEMALE PAYEE AGE
                     PAYEE
                      AGE        55      60         65         70          75
                     -----      ----    -----      -----      -----       -----
                      55        $4.73   $4.88      $5.02      $5.15       $5.25
                      60         4.83    5.03       5.24       5.44        5.62
                      65         4.92    5.18       5.47       5.77        6.05
                      70         4.98    5.29       5.66       6.08        6.52
                      75         5.03    5.38       5.82       6.36        6.98

                     UNISEX                   UNISEX PAYEE AGE
                     PAYEE
                      AGE        55      60         65         70           75
                    -------     ----    -----      -----      -----       -----
                      55        $4.73   $4.86      $4.98      $5.07       $5.15
                      60         4.86    5.04       5.22       5.38        5.50
                      65         4.98    5.22       5.48       5.72        5.94
                      70         5.07    5.38       5.72       6.09        6.44
                      75         5.15    5.50       5.94       6.44        6.98

        ASSUMED     The assumed interest rate in the Variable Payment Option
  INTEREST RATE     Tables is 5% per year. The daily assumed interest factor
     AND FACTOR     derived from an assumed interest rate of 5% is 0.9998663. We may also offer other assumed interest rates and other
                    Variable Settlement Options from time to time, which may be available at the time a payment option is elected.

   ANNUITY UNIT     An annuity unit is an accounting unit of measure used to
                    calculate the amount of payments.

 FIXED INTEREST     A fixed interest option is an option whereby payments made
         OPTION     are based on a guaranteed interest rate equal to the
                    assumed interest rate. The fixed interest option is supported by the General Account.

     ALLOCATION     On the date the proceeds are applied to a Variable
                    Settlement Option, the payee(s) will determine the percentage of proceeds that will be allocated to the Subaccounts and to the Fixed Interest Option. Any allocation must be for at least 10% of the proceeds. A fractional percent may not be chosen.


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   EXCHANGES OF     The payee(s) may exchange annuity units of one Subaccount
  ANNUITY UNITS     for those of another on a dollar equivalent basis.

                    The following rules apply to exchanges:

                    1. the exchange request may be by telephone or in writing on a form acceptable to Us;
                    2. the exchange will take effect as of the end of the Valuation Period during which We receive the request at Our Variable Product Service Center; and
                    3. the payee(s) may exchange annuity units among the Subaccounts an unlimited number of times in a Contract Year.

 COMMUTED VALUE     The value payable at full surrender of the Variable
                    Settlement Option will be equal to the commuted value of payments remaining in the guaranteed period, if any.

                    The interest rate used to compute the commuted value of any unpaid payments remaining in the guaranteed period will be the assumed interest rate. Each payment under a Variable Settlement Option will be assumed to be equal to the number of annuity units times the applicable annuity unit value.

      AMOUNT OF     The amount of the first payment under a Variable Settlement
       VARIABLE     Option is equal to:
       PAYMENTS

                    1. the number of thousands of dollars of proceeds applied to the option; TIMES
                    2. the factor per $1,000 for the option, from the Variable Payment Option Tables.

                    The amount of each later payment is equal to the sum for each Subaccount of the number of annuity units times the applicable annuity unit value as of the end of the Valuation Period on the payment date selected.

   ANNUITY UNIT     The number of annuity units credited under a Variable
          VALUE     Settlement Option for each Subaccount is equal to:

                    1. the amount of the first payment; TIMES
                    2. the initial Subaccount percentage allocation; DIVIDED BY
                    3. the applicable annuity unit value as of the option's
                       effective date.

                    The number of annuity units remains constant. However, if the payee(s) exchange annuity units among the Subaccounts, the units are exchanged on a dollar equivalent basis.

                    The annuity unit values depend on the assumed interest rate and on the net investment factor. An annuity unit value is determined for each Subaccount for each Valuation Period. The annuity unit value of each Subaccount for its first Valuation Period was set at $1.00. Each annuity unit value for each later Valuation Period is equal to:

                    1. the annuity unit value for the immediately preceding
                       Valuation Period; TIMES
                    2. the net investment factor for that Valuation Period;
                       TIMES
                    3. the daily assumed interest factor for each day in that
                       Valuation Period.


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 NET INVESTMENT     The net investment factor for each Subaccount for each
         FACTOR Valuation Period is determined by dividing "1" by "2" and subtracting "3" from the result, where:

                    1.   is equal to:
                            a. the net asset value of the Subaccount as of the end of the Valuation Period; PLUS
                            b. the amount of all investment income and capital gains, realized or unrealized, credited to the net assets of the Subaccount during the Valuation Period; MINUS
                            c. the amount of capital losses, realized or unrealized, charged against the net assets during the Valuation Period;

                    2. is equal to the net asset value of the Subaccount for the immediately preceding Valuation Period;

                    3. is a charge no greater than 0.0038091% of the net assets in the Subaccount for each day in the Valuation Period.

                                         SECTION X
                                        SPENDTHRIFT

                    To the extent permitted by law, no payment of principal or interest to anyone entitled to proceeds under this contract shall be subject in any way to the debts, contracts, or engagements or to any judicial process to levy upon or attach the proceeds for payment. No settlement option payment and no amount held under a settlement option can be commuted, anticipated, encumbered, alienated, or assigned in advance of its payment date unless the Owner's written consent is given before the Annuitant dies. This consent must be received and acknowledged by Our Variable Product Service Center.


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FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

Retirement Life Income at Annuitization. Premiums payable to Annuitization. Contract is non-participating. The Accumulated Value in the Variable Account is based on the investment experience of that Account, and may increase or decrease daily. It is not guaranteed as to dollar amount. The variable features of this contract are described in Section V.